UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 29, 2014
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GOOGLE INC.
(Exact name of registrant as specified in its charter)
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Delaware	0-50726	77-0493581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Amphitheatre Parkway
Mountain View, CA 94043
(Address of principal executive offices, including zip code)

(650) 253-0000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 29, 2014, the members of the Leadership Development and Compensation Committee of the Board of Directors (LDCC) of Google Inc. (Google) approved an equity award in the form of Google restricted stock units (GSUs) for Eric Schmidt in the aggregate amount of $100 million. The LDCC also awarded a $6 million annual discretionary cash bonus payment to Eric, which will be paid on February 14, 2014, in recognition of his contributions to Google's performance in fiscal year 2013.

The GSU award will be granted on February 5, 2014 (the first Wednesday of the month following the date on which the LDCC approved the grant) and will vest over a 4-year period beginning in May 2015. The exact number of GSUs will be calculated by dividing the $100 million GSU grant value by the closing price of Google’s Class A common stock on February 4, 2014 and rounding up to the nearest whole share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOGLE INC.

Date: February 4, 2014	/s/ KENT WALKER
Kent Walker Senior Vice President and General Counsel